EXHIBIT 99.1

Revelation Biosciences, Inc. Receives Continued NASDAQ Listing Approval

San Diego, CA – February 24, 2025 – Revelation Biosciences, Inc. (NASDAQ: REVB) (the “Company” or “Revelation”), a clinical-stage life sciences company that is focused on rebalancing inflammation to optimize health, announced today the Nasdaq Stock Market LLC (“Nasdaq”) formally notified the Company that REVB common stock will continue to be listed and traded on Nasdaq, as Revelation is in compliance with all requirements for continued listing.

On January 21, 2025, Revelation announced the commencement of its PRIME (Preconditioning IMmunostimulatory Evaluation) Phase 1b clinical study of escalating doses of intravenously administered Gemini in patients with Stage 3 and 4 Chronic Kidney Disease (CKD). The U.S. multi-site placebo-controlled study will enroll up to 40 patients in five cohorts of single escalating doses.

“We believe being listed on Nasdaq helps us maintain liquidity for our stockholders, gives us access to capital, and allows us to attract and retain the people we need to accomplish our research and drive our company forward in 2025 and beyond,” said James Rolke, Chief Executive Officer, Revelation. “Our goal is to accelerate our growth and work to build a robust, high value company. We have recently commenced the Phase 1b PRIME (Preconditioning Immunostimulatory Evaluation) clinical study of escalating doses in the U.S., and we are excited to start dosing patients. We look forward to continued success as the study progresses, and we will share the results with our shareholders at every milestone.”

About Revelation Biosciences, Inc.

Revelation Biosciences, Inc. is a clinical stage life sciences company focused on harnessing the power of trained immunity for the prevention and treatment of disease using its proprietary formulation Gemini. Revelation has multiple ongoing programs to evaluate Gemini, including as a prevention for post-surgical infection, as a prevention for acute kidney injury, and for the treatment of chronic kidney disease.

For more information on Revelation, please visit www.RevBiosciences.com.

Forward-Looking Statements

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are statements that are not historical facts. These forward-looking statements are generally identified by the words “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions. We caution investors that forward-looking statements are based on management’s expectations and are only predictions or statements of current expectations and involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from those anticipated by the forward-looking statements. Revelation cautions readers not to place undue reliance on any such forward looking statements, which speak only as of the date they were made. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: the ability of Revelation to meet its financial and strategic goals, due to, among other things, competition; the ability of Revelation to grow and manage growth profitability and retain its key employees; the possibility that the Revelation may be adversely affected by other economic, business, and/or competitive factors; risks relating to the successful development of Revelation’s product candidates; the ability to successfully complete planned clinical studies of its product candidates; the risk that we may not fully enroll our clinical studies or enrollment will take longer than expected; risks relating to the occurrence of adverse safety events and/or unexpected concerns that may arise from data or analysis from our clinical studies; changes in applicable laws or regulations; expected initiation of the clinical studies, the timing of clinical data; the outcome of the clinical data, including whether the results of such study is positive or whether it can be replicated; the outcome of data collected, including whether the results of such data and/or correlation can be replicated; the timing, costs, conduct and outcome of our other clinical studies; the anticipated treatment of future clinical data by the FDA, the EMA or other regulatory authorities, including whether such data will be sufficient for approval; the success of future development activities for its product candidates; potential indications for which product candidates may be developed; the ability of Revelation to maintain the listing of its securities on NASDAQ; the expected duration over which Revelation’s balances will fund its operations; and other risks and uncertainties described herein, as well as those risks and uncertainties discussed from time to time in other reports and other public filings with the SEC by Revelation.

Company Contacts

Mike Porter

Investor Relations

Porter LeVay & Rose Inc.

Email: mike@plrinvest.com

Chester Zygmont, III

Chief Financial Officer

Revelation Biosciences Inc.

Email: czygmont@revbiosciences.com